SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                          Date of Report: July 16, 2002
                        (Date of earliest event reported)


                              NETWOLVES CORPORATION
             (Exact name of registrant as specified in its charter)



    New York                    000-25831                 11-2208052
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 (State or other               (Commission                (IRS Employer
 jurisdiction of                File Number)               Identification
 incorporation)                                             Number)


     4002 Eisenhower Boulevard, Suite 101, Tampa, Florida       33634
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    (Address of principal executive offices)                 (Zip Code)



Registrant's telephone number including area code        (813) 286-3661


                  One Corporate Drive, Bohemia, New York 11716
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         (Former name or former address, if changed since last report.)

Item 5.   Other Events
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     (a) On November 14, 2002 the Company filed an amendment to its  Certificate of Incorporation with respect to the modification of the powers, designations, preferences and other rights of the Series A Preferred Stock, par value $.0033 per share ("Series A Preferred Stock"). The following is a summary of these amendments as set forth with more specificity in the amendment filed as an exhibit:

          (i) Dividends: Cumulative dividends on the Series A Preferred Stock are accrued at the rate of 8% per annum through June 30, 2004 and thereafter at the rate of 12% per annum.

          (ii) Liquidation: On any liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred Stock will receive the greater of (i) twice the aggregate face amount thereof plus all accrued and unpaid dividends; or (ii) the aggregate pro rata liquidating distribution per share payable to the holders of the Series A Preferred Stock on an "as-converted" basis. The sale of the Company's common stock or substantially all their assets may be regarded as a liquidation, dissolution or winding up of the Company upon the election of the holders of at least a majority of the outstanding shares of Series A Preferred Stock. Upon such election, the holders shall have the right to the greater of (i) one and one-half times the liquidation preference per share or (ii) the aggregate pro rata liquidating distribution per share payable to the holders of the Series A Preferred Stock on an "as-converted basis".

          (iii) Mandatory Redemption: The mandatory redemption provision whereby the Series A Preferred Stock is redeemable at the option of the holder after two years has been deleted. Accordingly, there are no longer any mandatory redemption rights.

          (iv) The anti-dilution provisions of the certificate have been amended to allow the issuances of certain shares of common stock or securities convertible into common stock below the conversion price without any adjustment of the conversion price.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits
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          (c)  Exhibits

          3(i) Certificate of Amendment to the Certificate of Incorporation of NetWolves Corporation.

                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           NETWOLVES CORPORATION

                                           /s/ Peter C. Castle
                                           -------------------------------
                                           Peter C. Castle
                                           Vice President - Finance


Dated:   November 14, 2002